UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

DATASCOPE CORP.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
PARCHE, LLC
RCG ENTERPRISE, LTD
RCG STARBOARD ADVISORS, LLC
RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
DAVID DANTZKER, M.D.
WILLIAM J. FOX
MARK R. MITCHELL
PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. (“Ramius Capital”), together with the other participants named herein, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its two nominees at the 2007 annual meeting of stockholders of Datascope Corp., a Delaware corporation (the “Company”).

Item 1: On December 12, 2007, Ramius Capital issued the following press release

RAMIUS CAPITAL SENDS LETTER TO SHAREHOLDERS OF DATASCOPE

Urges Shareholders to Vote FOR Independent Nominees Dantzker and Fox
on the WHITE Proxy Card

New York – December 12, 2007– RCG Starboard Advisors, LLC, an affiliate of Starboard Value and Opportunity Master Fund Ltd. and Ramius Capital Group, L.L.C. (collectively, “Ramius”), today issued a letter to all shareholders of Datascope Corp. (“Datascope” or the “Company”) (NASDAQ: DSCP) in which Ramius urged all shareholders to vote for its two independent director nominees, Dr. David Dantzker, M.D. and William J. Fox, at the Company's 2007 Annual Meeting of Stockholders scheduled for December 20, 2007.

Ramius Partner Mark R. Mitchell stated, “Since the outset of this election contest, Datascope has attempted to distort the facts and mislead shareholders through numerous public statements and mischaracterizations regarding the ethics investigations and other matters.  Even more troubling is the Company’s refusal to disclose the name of the forensic accountants hired to assist the Audit Committee in its investigation of the alleged ethics violations.  It appears that KPMG was engaged for this task, the same firm at which the Chairman of the Audit Committee, James J. Loughlin spent his 40-year career.  Yet Mr. Loughlin classified this firm as having no material prior relationship with the Company.  It is clear that significant issues still exist at Datascope and that only by electing both independent nominees, Dr. David Dantzker and Mr. William Fox, will our efforts to bring about true accountability and transparency to Datascope be successful.”

The full text of the letter follows:

ACT NOW TO ELECT TRULY INDEPENDENT DIRECTORS COMMITTED TO
TRANSPARENCY AND ACCOUNTABILITY

VOTE FOR INDEPENDENT NOMINEES DANTZKER AND FOX ON THE WHITE PROXY CARD

December 11, 2007

Dear Fellow Datascope Shareholder:

The December 20, 2007 Annual Meeting is critical for Datascope shareholders.  We are writing to urge you to vote FOR the election of Dr. David Dantzker and Mr. William Fox, two highly qualified, independent candidates, for election to Datascope’s board of directors.

If you have not done so already, please sign, date and return the enclosed WHITE proxy card with a vote FOR Dr. Dantzker and FOR Mr. Fox.  Since time is short, we urge you to vote by a toll-free telephone call or via the Internet, if available.  Simply follow the instructions on the enclosed WHITE proxy card.

ISS GOVERNANCE SERVICES, THE LEADING INDEPENDENT PROXY VOTING ADVISORY FIRM, AGREES THAT IT IS TIME FOR A CHANGE AT DATASCOPE AND RECOMMENDS YOU VOTE USING THE RAMIUS GROUP’S WHITE PROXY CARD

Over the course of this election contest, the Ramius Group has outlined numerous inconsistencies in Datascope’s public statements, as well as other troubling concerns regarding the ethics investigations involving Mr. Lawrence Saper, the Company’s founder, Chairman and CEO, and a senior executive in Europe and other matters.  We have also highlighted some of the serious operational and governance problems that exist at Datascope that are damaging shareholder value.  These issues demonstrate why Datascope’s shareholders need new, independent directors as their representatives.

While the Company has attempted to distort the facts and mislead you, they have not been able to mislead the independent analysts that advise institutional investors on the election of directors.  ISS Governance Services, the leading independent proxy advisory service, agreed with most of our concerns and noted the following in its recommendation to its clients holding Datascope shares:

[We] note that the discrepancy between the findings of Internal Audit Committee and Legal Counsel and the board Audit Committee raises concerns.

Secondly, we note that three key members of the senior management, including the former CFO, former corporate counsel, and former chief information officer, resigned shortly after the Internal Audit Committee presented its report with ‘different conclusion’ to the Audit Committee of the board.

Thirdly, we note that the company did not fully disclose the name of its external forensic accountant until after the dissident shareholders specifically issued a public letter, specifically asking for the name of the forensic accounting firm.  Though the company has still not publicly disclosed the name of the forensic accounting firm, we note that it has not refuted dissidents assertion that KPMG performed the said role.

Furthermore, we note that James J. Loughlin, the chairman of the Audit Committee, spent 40 years at KPMG and retired as the senior partner of KPMG.

There can be only one reason why the Company will not publicly confirm or deny that KPMG assisted the Audit Committee in its investigation into the alleged ethics violations by CEO Larry Saper: the relationship between the Company’s director, James J. Loughlin, and KPMG.  The forensic accountants specifically hired to investigate the alleged ethics violations had a material prior relationship that should have been disclosed!

Given that point, we are shocked by Mr. Loughlin’s own statement in the Company’s November 8, 2007 press release: “The Audit Committee conducted a thorough investigation selecting its own independent counsel and forensic accountants neither of whom had any material prior relationship with the Company.”(emphasis added).  There is no logical explanation for this statement.  It appears to us that Mr. Loughlin was directly misleading shareholders into believing that KPMG was entirely independent of Datascope.  In reality, as the Chairman of the Audit Committee, he hired the firm at which he spent his 40-year career.

Equally troubling, the Audit Committee’s investigation found that certain individuals, including Mr. Saper’s son, were wrongly included in an executive medical insurance plan, but they somehow determined that such wrongful inclusion did not amount to wrongdoing.  We have just found out that Mr. Saper reimbursed the Company in the amount of $240,000 for Company-paid medical benefits for his son Adam over the past six years.

Imagine: Company-paid medical benefits with a $40,000 annual average cost for one person!

In light of these facts, the Audit Committee still concluded there was no wrongdoing involved in providing coverage for the Chairman, CEO and Founder’s son!

VOTE FOR CHANGE! VOTE FOR DR. DAVID DANTZKER & FOR WILLIAM FOX

In order to ensure transparency for shareholders and management accountability, it is essential that you vote FOR both of the Ramius Group’s independent nominees, Dantzker and Fox.  In ISS’ recommendation that shareholders vote FOR Dr. David Dantzker, they noted that “his medical industry and public board experience would be a valuable addition to Datascope’s board, particularly, considering that none of the incumbent independent directors have relevant industry experience (other than that at Datascope).”

In addition, Bill Fox is highly qualified to serve on Datascope’s board, including as a financial expert.  Over his 30-year career, Bill has served in many leadership roles on public boards, including serving as Chairman of the audit committees of five public companies and overseeing auditor relationships with each of the Big 4 accounting firms.  In addition to his operating talents, Bill is a CPA with 6 years of public accounting and auditing experience at the international firm Coopers & Lybrand, the predecessor to PricewaterhouseCoopers.

YOUR VOTE IS IMPORTANT -- PLEASE VOTE THE ENCLOSED PROXY CARD TODAY!

As we have stated before, our knowledgeable, experienced, and truly independent director nominees are committed to working in a productive manner with the other Datascope directors in order to ensure that the Company is being run in a manner that is in the best interest of all shareholders. We urge you to vote your shares FOR our independent nominees on the enclosed WHITE proxy card.

No matter how few or how many shares you may own, we encourage all shareholders to take a moment to vote today.  For your convenience, you can vote by telephone or internet by following the instructions on the enclosed proxy card, or you can mail back your proxy in the enclosed pre-paid envelope.

We thank you for your support.

/s/ Mark R. Mitchell
Mark R. Mitchell
Partner, Ramius Capital Group, L.L.C.

Please sign, date and return the enclosed WHITE proxy card today, or if available, vote your shares by phone or over the internet by following the enclosed instructions.  If you have any questions, or require assistance in voting your shares, please call our proxy solicitors:

Innisfree M&A Incorporated
501 Madison Avenue – 20th Floor
New York, New York 10022
Stockholders Please Call Toll-Free: (888) 750-5834
Banks or Brokers Call Collect: (212) 750-5833

For more information on how to vote, as well as other proxy materials, please visit www.ShareholdersForDatascope.com.

About Ramius Capital Group, L.L.C.
Ramius Capital Group is a registered investment advisor that manages assets of approximately $9.6 billion in a variety of alternative investment strategies. Ramius Capital Group is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On November 2, 2007, Starboard Value and Opportunity Master Fund Ltd., an affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"), together with the other participants named herein, made a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2007 annual meeting of shareholders of Datascope Corp., a Delaware corporation (the "Company").

RAMIUS CAPITAL ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company (“Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG Enterprise, Ltd, a Cayman Islands exempted company ("RCG Enterprise"), RCG Starboard Advisors, LLC, a Delaware limited liability company ("RCG Starboard Advisors"), Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, David Dantzker, M.D., William J. Fox, Mark R. Mitchell and Peter A. Feld (the "Participants"). As of December 7, 2007, Starboard beneficially owned 617,991 shares of Common Stock of the Company and Parche beneficially owned 117,519 shares of Common Stock of the Company. As the sole non-managing member of Parche and owner of all economic interests therein, RCG Enterprise is deemed to beneficially own the 117,519 shares of Common Stock of the Company owned by Parche. As the investment manager of Starboard and the managing member of Parche, RCG Starboard Advisors is deemed to beneficially own the 617,991 shares of Common Stock of the Company owned by Starboard and the 117,519 shares of Common Stock of the Company owned by Parche. As the sole member of RCG Starboard Advisors, Ramius Capital is deemed to beneficially own the 617,991 shares of Common Stock of the Company owned by Starboard and the 117,519 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital, C4S is deemed to beneficially own the 617,991 shares of Common Stock of the Company owned by Starboard and the 117,519 shares of Common Stock of the Company owned by Parche. As the managing members of C4S, each of Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is deemed to beneficially own the 617,991 shares of Common

Stock of the Company owned by Starboard and the 117,519 shares of Common Stock of the Company owned by Parche. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such shares of Common Stock of the Company except to the extent of their pecuniary interest therein. As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, Dr. Dantzker and Messrs. Fox, Mitchell and Feld are deemed to beneficially own the 617,991 shares of Common Stock of the Company owned by Starboard and the 117,519 shares of Common Stock of the Company owned by Parche. Dr. Dantzker and Messrs. Fox, Mitchell and Feld each disclaim beneficial ownership of shares of Common Stock of the Company that they do not directly own.

Contact:

Media & Shareholders:
Sard Verbinnen & Co.
Dan Gagnier or Renée Soto, 212-687-8080